Exhibit 10.9

AMENDED AND RESTATED UNCONDITIONAL GUARANTY

(Corporate)

For and in consideration of the loan by COMERICA BANK (“Bank”) to CHROMAVISION MEDICAL SYSTEMS, INC. (“Borrower”), which loan is made pursuant to a Loan Agreement dated as of February 13, 2003, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of October 21, 2003, that certain Second Amendment to Loan and Security Agreement dated as of January 21, 2004, that certain Third Amendment to Loan Agreement dated as of January 31, 2005 and that certain Fourth Amendment to Loan Agreement dated as of the date hereof (collectively, the “Agreement”), and acknowledging that Bank would not enter into the Agreement without the benefit of this Amended and Restated Guaranty (the “Guaranty”), the undersigned guarantors (“Guarantors”) hereby unconditionally and irrevocably guaranty the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Agreement and any other agreements between Borrower and Bank, as amended from time to time (collectively referred to as the “Agreements”), in strict accordance with their respective terms. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

1.                                       If Borrower does not pay any amount or perform its obligations in strict accordance with theAgreements, Guarantors shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements; provided that Guarantors’ aggregate liability hereunder shall be limited to the maximum principal amount of Five Million Five Hundred Thousand Dollars (55,500,000), plus all amounts incurred in enforcement of this Guaranty.

2.                                       If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder arc independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against each Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Each Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Each Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

3.                                       Each Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, but subject to the limitations set forth in Paragraph 1 above, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

4.                                       Each Guarantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of either Guarantor hereunder. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower (other than indefeasible payment in full of the obligations). Each Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank (other than the defense that all Obligations have been indefensibly paid in full). Each Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Bank under the Agreements have been paid in full, each Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and until such time, each Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by a Guarantor, Bank shall not have any duty to advise such Guarantor of information known to Bank regarding such condition or any such circumstances. Each Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

5.                                       Guarantors acknowledges that, to the extent Guarantors have or may have certain rights ofsubrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired, or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by a Guarantor against its obligations under this Guaranty. Each Guarantor waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, each Guarantor waives any and all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they are applicable.

6.                                       If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations arc otherwise avoided for any reason, each Guarantor agrees that such Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, any Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

7.                                       Any indebtedness of Borrower now or hereafter held by either Guarantor is hereby subordinated to any indebtedness of Borrower to Bank, and such indebtedness of Borrower to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for Bank and he paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

8.                                       Each Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Bank’s prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Bank may assign this Guaranty without in any way affecting any Guarantor’s liability under it. This Guaranty shall inure to the benefit of Bank and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Bank.

9.                                       Each Guarantor represents and warrants to Bank that (i) such Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under such Guarantor’s Certificate of Incorporation or Bylaws or other organizational documents or agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles whether considered in an action at law or in equity.

10.                                 Each Guarantor covenants and agrees that such Guarantor shall do all of the following:

10.1                           Guarantor shall maintain its corporate existence, remain in good standing in the state of its incorporation, and continue to qualify in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Guarantor, Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

10.2                           Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could reasonably be expected to adversely affect the financial condition, operations or business of Guarantor.

10.3                           At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Guaranty.

10.4                           Guarantor shall not transfer, assign, encumber or otherwise dispose of any shares of capital stock or other equity interest Guarantor may now have or hereafter acquire in Borrower.

11.                                 This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each Guarantor and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BANK AND EACH GUARANTOR ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR ANY GUARANTOR, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

12.                                 The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth in Section 11 of this Guaranty, but the availability of that process is in doubt because of the opinion of the California Court of Appeal in Grafton Partners LP v. Superior Court, 9 Cal.Rptr.3d 511,   This Reference Provision will be applicable until the California Supreme Court completes its review of that case, and will continue to be applicable only if either that court or a California Court of Appeal publishes a decision holding that a pre-dispute Jury Trial Waiver provision similar to that contained in the Guaranty Documents (as defined below) is invalid or unenforceable. Delay in requesting appointment of a referee pending review of any such decision, or participation in litigation pending review, will not be deemed a waiver of this Reference Provision.

12.1                           Mechanics.

(a)                                  Other than (i) nonjudicial foreclosure of security interests in real or personal property, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be Initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Guaranty or any other document, instrument or agreement between the Bank and the undersigned (collectively in this Section, the “Guaranty Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Guaranty Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where venue is otherwise appropriate under applicable law {the “Court”).

(b)                                 The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex part or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  The referee shall be appointed to sit with all the powers provided by law.  Each party shall have one peremptory challenge pursuant to CCP §170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

(c)                                  The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644.

(d)                                 The referee will have power to expand or limit the amount find duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall he final and binding.

12.2                           Procedures. Except as expressly set forth in this Guaranty, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.3                           Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication . The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. The referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.4                           Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.5                           THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER, CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS GUARANTY OR THE GUARANTY DOCUMENTS.

IN WITNESS WHEREOF, the undersigned Guarantors have executed this Amended and Restated Guaranty as of March 11, 2005

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Steven J. Feder
Title:	Vice President

SAFEGUARD DELAWARE, INC.

By:	/s/ Steven J. Feder
Title:	Vice President

CORPORATE RESOLUTIONS TO GUARANTEE

COMPANY: SAFEGUARD SCIENTIFICS (DELAWARE), JNC.

I, the undersigned Secretary or Assistant Secretary of SAFEGUARD SCIENTIFICS (DELAWARE), INC. (the “Company”), HEREBY CERTIFY that the Company is organized and existing under and by virtue of the laws of the state of its incorporation.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate/Articles of Incorporation and Bylaws of the Company, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that a meeting of the Directors of the Company (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Company, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

acting for and on behalf of this Company and as its act and deed be, and they hereby are, authorized and empowered:

Guaranty Indebtedness. To guaranty up to a maximum principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000) borrowed from time to time from Comerica Bank (“Bank”) by Chromavision Medical Systems, Inc. (“Borrower”) including without limitation pursuant to that certain Loan and Security Agreement between Borrower and Bank dated as of February 13, 2003, as amended from lime to time through the date hereof.

Execute Guaranty. To execute an Amended and Restated Guaranty, and any other agreement entered into between Company and Bank in connection therewith, all as amended or extended from time to time (collectively, the “Guaranty Documents”), and also to execute and deliver to Bank one or more affirmations, renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Guaranty Documents, or any portion thereof.

Further Acts. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Company’s agreement or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Company; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on March 11, 2005 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY;

X

Attachment 1 – Certificate/Articles of Incorporation

Attachment 2 – Bylaws

CORPORATE RESOLUTIONS TO GUARANTEE

COMPANY: SAFEGUARD DELAWARE, INC.

I, the undersigned Secretary or Assistant Secretary of SAFEGUARD DELAWARE, INC. (the “Company”), HEREBY CERTIFY that the Company is organized and existing under and by virtue of the laws of the state of its incorporation.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate/Articles of Incorporation and Bylaws of the Company, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that a meeting of the Directors of the Company (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Company, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

acting for and on behalf of this Company and as its act and deed be, and they hereby are, authorized and empowered:

Guaranty Indebtedness. To guaranty up to a maximum principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000) borrowed from time to time from Comerica Bank (“Bank”) by Chromavision Medical Systems, Inc. (“Borrower”) including without limitation pursuant to that certain Loan and Security Agreement between Borrower and Bank dated as of February 13, 2003, as amended from time to time through the dale hereof.

Execute Guaranty. To execute an Amended and Restated Guaranty, and any other agreement entered into between Company and Bank in connection therewith, all as amended or extended from time to time (collectively, the “Guaranty Documents”), and also to execute and deliver to Bank one or more affirmations, renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Guaranty Documents, or any portion thereof.

Further Acts. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may In their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions ate hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.

I FURTHER, CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set opposite their respective names, that the foregoing Resolutions now stand of record on the books of the Company; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on March 11, 2005 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY;

X

Attachment 1 – Certificate/Articles of Incorporation

Attachment 2 - Bylaws

FOURTH AMENDMENT TO LOAN AGREEMENT

This Fourth Amendment to Loan Agreement this “Amendment” is entered into as of March 11, 2005, by and between COMERICA BANK (“Bank”), and CHROMAVlSlON MEDICAL SYSTEMS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan Agreement dated as of February ] 3, 2003, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of October 21, 2003, that certain Second Amendment to Loan and Security Agreement dated as of January 22, 2004 and that certain Third Amendment to Loan Agreement dated as of January 31, 2005 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                       The following defined terms in Section 1.1 of the Agreement hereby are amended or restated as follows;

“Revolving Line” means a credit extension of up to Five Million Five Hundred Thousand Dollars ($5,500,000).

2.                                       Section 2.3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one half percent (0.50%) below the Prime Rate.”

3.                                       Section 2.5(b) of the Agreement is hereby deleted in its entirety and there shall no longer be an unused line fee in connection with the Revolving Facility.

4.                                       A new sentence is added to the end of Section 7.8 of the Agreement as follows:

“Notwithstanding the foregoing, Borrower shall be permitted to enter into and carry out its obligations under that certain Reimbursement and Indemnity Agreement with Guarantors, dated as of March 11, 2005.”

5.                                       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.                                       Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.                                       As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  this Amendment, duly executed by Borrower;

(b)                                 a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)                                  an Amended and Restated Guaranty from each Guarantor in the form attached hereto, together with resolutions authorizing the execution and delivery of the same;

(d)                                 an amendment fee in the amount of $1,500, which shall be due and payable and nonrefundable on the date hereof, and which may be debited from any of Borrower’s accounts;

(e)                                  all Bank Expenses incurred through the date of this Amendment, which shall be due and payable and nonrefundable on the date hereof, and which may be debited from any of Borrower’s accounts; and

(f)                                    Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.                                       This Amendment may be executed in two or more counterparts, each of which shall be deemed anoriginal, bin all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the second date above written.

CHROMAVISION MEDICAL SYSTEMS, INC.

By:

Title:

COMERICA BANK

By:

Title:

2

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of CHROMAVISION MEDICAL SYSTEMS, INC. (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.                                       Any one (1) of the following                                                                 (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to;

(a)                                  Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Michigan banking corporation, including, without limitation, that certain Loan Agreement dated as of February 13, 2003, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of October 21, 2003, that certain Second Amendment to Loan and Security Agreement dated as of January 22, 2004, that certain Third Amendment to Loan Agreement dated as of January 31, 2005 and that certain. Fourth Amendment to Loan Agreement dated as of March 11, 2005 as may subsequently be amended from time to time.

(b)                                 Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)                                  Purchase, sell, exchange, assign, endorse, for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)                                 Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)                                  Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of lndebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.                                       Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.                                       Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.                                       These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.                                       Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.                                       The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

1 further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

{PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on March 11, 2005.

Secretary

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.